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Keith E. Pratt

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PRESS RELEASE

FOR RELEASE February 5, 2026

McGrath Announces Chief Executive Officer Succession

Philip B. Hawkins, Executive Vice President and Chief Operating Officer, appointed as President and Chief Executive Officer of McGrath, effective April 2026

Joseph F. Hanna, President and Chief Executive Officer, to retire in April 2026; will remain on the McGrath Board of Directors

Livermore, Calif – February 5, 2026 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today announced that its Board of Directors has appointed Executive Vice President and Chief Operating Officer Philip B. Hawkins as President and Chief Executive Officer of McGrath and a member of the McGrath Board. Mr. Hawkins succeeds President and Chief Executive Officer Joseph F. Hanna, who plans to retire on April 3, 2026 and will remain as a director on the McGrath Board. Mr. Hawkins’s appointment as President and Chief Executive Officer will become effective at Mr. Hanna’s retirement date in April.

Brad Shuster, Chairman of the Board, said, “The McGrath Board has invested considerable time developing a thoughtful succession plan. This is a natural progression in our company’s history, and our solid momentum makes this the right time for this transition. The Board is confident that Phil Hawkins is the best leader to succeed Joe Hanna given his industry stature and experience at McGrath since 2004, most recently as Chief Operating Officer. He is a seasoned industry professional who embodies the core values of our company, and his experience will enable him to continue the execution of the company’s strategy and maintain its positive growth trajectory. The Board looks forward to working with Phil in his new role.”

Mr. Shuster continued, “Joe has played a pivotal role in developing and executing the company’s strategy while continuing to foster the company’s distinctive culture. While he will be missed in the company’s day-to-day operations, I’m pleased that he will continue with us as a board member where his deep understanding of the company and its products, services, strategies, and customers will be valuable. I and the entire Board thank Joe for successfully leading McGrath over the last nine years.”

Mr. Hawkins said, “I am honored to be appointed as the next Chief Executive Officer of McGrath and thank Joe for his years of leadership and mentorship. McGrath is an industry leader and is stronger than ever. We have a broad array of market opportunities ahead of us, and we’re well positioned to continue to pursue them and grow the company. I’m excited to begin this new role and look forward to the company’s bright future.”

Mr. Hanna said, “I am extremely grateful for my time at McGrath. I’ve worked with Phil for many years and am confident in his leadership. I am proud of our leadership team which is comprised of some of the most dedicated, passionate, and accomplished individuals in our industry. Thank you to everyone for all the support and collaboration over the years.”

Both Mr. Hanna and Mr. Hawkins, as well as McGrath’s Chief Financial Officer Keith Pratt, will participate in the upcoming earnings call on February 25, 2026.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements. These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology. In particular, Messrs. Shuster, Hanna and Hawkins’ statements about the Company’s leadership transition and the Company’s financial performance, market opportunities and future growth potential are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: our expectations around continued solid momentum; the impact of the recent tariff actions and macroeconomic factors, including fiscal policy uncertainty, government budgetary constraints, or other political or regulatory developments; health of the education and commercial markets in our modular building division; competition within the modular business; the activity levels in the semiconductor and general purpose and communications test equipment markets at TRS-RenTelco; the activity levels in commercial construction projects and impact on Portable Storage segment; continued execution of our strategic performance improvement initiatives; our ability to successfully increase prices to offset cost increases; and our ability to effectively manage our rental assets; our ability to retain and attract talent and uncertainty associated with the Chief Executive Officer transition, as well as the other factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof. Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 45 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported over 30 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

Headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.